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                                                                   EXHIBIT 10.20

                    SECOND AMENDMENT TO DEPOSITORY AGREEMENT
                               FOR PURCHASE OPTION


     THIS SECOND AMENDMENT TO DEPOSITORY AGREEMENT FOR PURCHASE OPTION (this "Second Amendment") is entered into as of February __, 2001 by and between Grant Geophysical Corp., a Texas corporation ("Grant"), and Elliott Associates, L.P., a Delaware limited partnership ("Elliott").

                                   WITNESSETH:

     WHEREAS, Grant and Elliott are the parties to that certain Depository Agreement for Purchase Option dated as of December 1, 2000 (the "Original Agreement"), as amended by that certain Amendment to Depository Agreement for Purchase Agreement dated January 25, 2001 (the "First Amendment", the Original Agreement as amended by the First Amendment is the "Depository Agreement"); and

     WHEREAS, Grant and Elliott deem it in their best interests to amend the Depository Agreement to redefine and extend the expiration date of the Option and concurrently to provide for a reduction in the amount of the exercise price of the Option and the Deposit in the event there is a sale to a third party of a portion of the property that is the subject of the Option.

     NOW, THEREFORE, the parties agree as follows:

     1. Section 1(a) of the Depository Agreement is amended to read in its entirety as follows:

        "(a) Purchase Option. Grant hereby grants to Elliott the exclusive option (the "Option") to purchase on or before December 31, 2001 all of Grant's right, title and interest in and to the La Fite Data Survey (the "Survey")."


     2. Section 1(b) of the Depository Agreement is amended to read in its entirety as follows:

        "(b) Purchase Price. The exercise price of the Option shall be the sum of $1,850,000, reduced in the same manner as the refund of the Amended Deposit described in Section 1(c)(iii)(B), payable in the manner set forth in Section 1(c)."

     3. Section 1(c) of the Depository Agreement is amended in its entirety to read as follows:


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        "(c) Refundable Deposit.

             (i) On December 1, 2000, Elliott placed on deposit with Grant a $1,000,000 refundable deposit (the "Original Deposit").

             (ii) On January 25, 2001, Elliott increased the amount of the Original Deposit to $1,850,000 (the "Amended Deposit").

             (iii) Between January 25, 2001 and December 31, 2001, but before
                   Elliott exercises the Option or gives Grant notice that it elects not to exercise the Option:

                      (A) if Grant elects to sell the entire Survey to a third
                          party, Grant shall give Elliott written notice of such election and refund the Amended Deposit in full, together with a termination fee of $18,333, plus $616.66 for each day beginning on January 25, 2001 and ending on the day the refund and termination fee are paid, and in such event the Option shall be cancelled; or

                      (B) if Grant elects to sell licenses to the Survey to
                          third parties and retain ownership of the Survey (the "License Sales"), for so long as the Option remains in effect Grant shall give Elliott written notice of each License Sale and deliver to Elliott, in cash, 100% of the proceeds of each License Sale (the "Cash Payment"). Each Cash Payment shall be applied (x) first to satisfy a termination fee that consists of the sum of $18,333 plus 12% per annum on the then current amount of the Amended Deposit from January 25, 2001, through the date of the current Cash Payment, minus any prior termination fee payments, and (y) then to a partial refund of the Amended Deposit until the Amended Deposit has been refunded in full, at which time the Option shall be cancelled.

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             (iv)  Elliott may exercise the Option without payment of further consideration by giving Grant written notice of exercise that includes the date on or before December 31, 2001 upon which the purchase of the Survey shall close. On the closing date
                   (A) Grant shall deliver to Elliott an assignment, bill of sale and conveyance in a form acceptable to Elliott and such other documents as may be necessary to convey title to the Survey, and (B) upon such delivery the then current amount of the Amended Deposit shall become Grant's property.


             (v) If (A) Elliott gives Grant written notice that it elects not to exercise the Option, or (B) the Option remains in force and is not exercised on December 31, 2001, Grant shall refund the then current amount of the Amended Deposit to Elliott no later than two business days after the earlier of receipt of such written notice from Elliott or December 31, 2001."

     4. Section 1(d) of the Depository Agreement is amended in its entirety to read as follows:

        "(d) Title Warranty. Grant represents and warrants to Elliott that the Survey, when conveyed upon exercise of the Option by Elliott, shall be free and clear of any mortgages, deeds of trust, voluntary or contractual or statutory liens, pledges, security interests, charges, conditional sales or other title retention documents. Grant hereby covenants to bind itself, its successors and assigns to warrant and forever defend the title to the Survey granted, conveyed, assigned, and transferred unto Elliott, its successors and assigns, against the lawful claims and demands of every Person whomsoever claiming or to claim the same or any part thereof, by, through or under Grant."

     5. Except as specifically amended by this Amendment, all of the terms and provisions of the Depository Agreement shall remain in full force and effect.

     6. All capitalized terms used herein but not defined herein shall have the meanings given to them in the Depository Agreement.

     7. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

WITNESSES:                             GRANT GEOPHYSICAL CORP.

                                       By:
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                                           Thomas Easley
                                           President
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WITNESSES:                             ELLIOTT ASSOCIATES, L.P.

                                       By:
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                                           Paul E. Singer
                                           General Partner
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